UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2021

GATOS SILVER, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39649 (Commission File Number)	27-2654848 (I.R.S. Employer Identification No.)

8400 E. Crescent Parkway, Suite 600 Greenwood Village, CO (Address of principal executive offices)	80111 (Zip Code)

Registrant’s telephone number, including area code: (303) 784-5350

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GATO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Confirmation Agreement

On July 12, 2021, Minera Plata Real, S. de R.L. de C.V. (“MPR”), Operaciones San Jose de Plata, S. de R.L. de C.V. (“Operaciones”), Servicios San Jose de Plata, S. de R.L. de C.V. (“SSJ” and together with MPR and Operaciones, the “LGJV”), Gatos Silver, Inc. (the “Company”) and Dowa Metals & Mining Co., Ltd. (“Dowa”) entered into a Confirmation Agreement (the “Confirmation Agreement”) relating to the repayment by the LGJV of all amounts owed to Dowa under the Term Loan Agreement, dated July 11, 2017, entered into among Dowa, the Company and the LGJV (the “Term Loan Agreement”). Pursuant to the Term Loan Agreement, Dowa loaned $210.0 million to the LGJV to be repaid on or before December 29, 2027. As of the date of the Confirmation Agreement, the aggregate amount of principal and capitalized interest owed under the Term Loan Agreement is approximately $206.9 million (the “Term Loan Balance”).

Pursuant to the Confirmation Agreement, the Company has agreed to, among other things, (i) advance a loan to the LGJV in an aggregate amount equal to 70% of the Term Loan Balance (the “GSI Term Loan Portion”) for the repayment of the term loan and (ii) pay Dowa a closing fee of $10.0 million. The GSI Term Loan Portion will be converted into a capital contribution by the Company to the LGJV on the closing date of the transactions contemplated by the Confirmation Agreement. Additionally, Dowa has agreed to convert the remaining 30% of the Term Loan Balance into a capital contribution by Dowa to the LGJV on such closing date. In connection with the repayment of the term loan, the LGJV has also agreed to pay Dowa approximately $1.6 million and any remaining interest and other amounts payable to Dowa under the Term Loan Agreement on such closing date.

The closing of the transactions contemplated by the Confirmation Agreement remains subject to certain closing conditions, including the Company’s issuance of debt or equity securities with net proceeds in an amount equal to or greater than the GSI Term Loan Portion on or before September 30, 2021 (the “GSI Issuance”).

Dowa, the Company and the LGJV are also parties to the Unanimous Omnibus Partner Agreement, dated January 1, 2015, which was entered into in connection with the formation of the LGJV. The Company’s ownership interest in the LGJV is 70% with Dowa’s ownership interest at 30%.

The foregoing description of the Confirmation Agreement is not complete and is qualified in its entirety by reference to the full text of the Confirmation Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference in its entirety.

On July 12, 2021, the Company issued a press release announcing the execution of the Confirmation Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Credit Agreement

On July 12, 2021, the Company entered into a Revolving Credit Facility (the “Credit Agreement”) with Bank of Montreal, Chicago Branch. The Credit Agreement provides for a revolving line of credit in a principal amount of $50.0 million. The Credit Agreement matures on July 31, 2024 and has an accordion feature which allows for an increase in the total line of credit up to $100.0 million, subject to certain conditions, including the availability of lender commitments.

Advances under the line of credit bear interest at a variable index-based rate per year determined by the applicable index together with a pricing grid based on the Company’s total debt to earnings before interest, taxes, depreciation and amortization (EBITDA) ratio, each as determined in accordance with the Credit Agreement (the “Leverage Ratio”).

The Credit Agreement contains affirmative and negative covenants that are customary for credit agreements of this nature. The affirmative covenants require the Company to comply, at all times, with, among other things, a Leverage Ratio not greater than 3.00 to 1.00 with EBITDA calculated upon a trailing four fiscal quarter period, a liquidity covenant not less than $20.0 million and an interest coverage ratio not less than 4.00 to 1.00 calculated upon a trailing four fiscal quarter period. The negative covenants include, among other things, limitations on asset sales, mergers, acquisitions, indebtedness, liens, dividends and distributions, investments and transactions with affiliates.

The Credit Agreement also includes customary events of default that include, among other things, defaults for non-payment, inaccuracy of representations and warranties, covenant breaches, defaults under other material indebtedness and material agreements, bankruptcy and insolvency, entry of material judgments, disruption in or abandonment of operations, loss of certain licenses and a change of control. Following the occurrence of an event of default, the lenders under the Credit Agreement can terminate the commitments under the Credit Agreement and demand the immediate repayment in full of all amounts due thereunder.

Certain financial institutions party to the Credit Agreement or their respective affiliates have provided and may in the future provide certain financial advisory, investment banking and commercial banking services in the ordinary course of business for the Company, its subsidiaries and certain of their respective affiliates, for which they have received or will receive customary fees and expenses in connection with the performance of such services.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference in its entirety.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Credit Agreement is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Confirmation Agreement, dated July 12, 2021, among Minera Plata Real, S. de R.L. de C.V., Operaciones San Jose de Plata, S. de R.L. de C.V., Servicios San Jose de Plata, S. de R.L. de C.V., Gatos Silver, Inc. and Dowa Metals & Mining Co., Ltd.

10.2	Revolving Credit Facili ty, dated July 12, 2021, between Gatos Silver, Inc. and Bank of Montreal, Chicago Branch

99.1	Press Release, dated July 12, 2021

Cautionary Note Regarding Forward-Looking Statements

This report, including Exhibit 99.1 hereto, contains statements that constitute “forward looking information” and “forward-looking statements” within the meaning of U.S. and Canadian securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by words such as “may,” “might,” “could,” “would,” “achieve,” “budget,” “scheduled,” “forecasts,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements may include, but are not limited to, those relating to the repayment by the LGJV of all amounts owed to Dowa under the Term Loan Agreement, the completion of the contemplated transactions pursuant to the Confirmation Agreement and the satisfaction of the related closing conditions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the statements. These risks include, among other things, the satisfaction of the conditions to the closing of the contemplated transactions, including the completion of the GSI Issuance. Additional information about the risks and uncertainties faced by the Company are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequent reports filed by the Company with the U.S. Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATOS SILVER, INC.

Date: July 12, 2021	By:	/s/ Roger Johnson
Roger Johnson
Chief Financial Officer